Exhibit 21.1

MARRIOTT VACATIONS WORLDWIDE CORPORATION

SUBSIDIARIES

(as of February 14, 2014)

Subsidiaries organized in the United States	Jurisdiction of Organization

Dockside Market Partnership *	Florida

e-CRM Central, LLC	Delaware

Eagle Tree Construction, LLC	Florida

Hard Carbon, LLC	Nevada

Heavenly Resort Properties, LLC	Nevada

K D Kapule LLC	Hawaii

Kauai Lagoons Holdings LLC	Delaware

Kauai Lagoons LLC	Hawaii

Kauai Lagoons Vessels LLC	Hawaii

Marriott Kauai Ownership Resorts, Inc. Entity also does business under the names: • Marriott Vacation Club International	Delaware

Marriott Overseas Owners Services Corporation	Delaware

Marriott Ownership Resorts Procurement, LLC	Delaware

Marriott Ownership Resorts, Inc.
Entity also does business under the names:

•    Flagler’s

•    Grand Pines Golf Club

•    Grand Residences by Marriott

•    Horizon’s by Marriott Vacation Club

•    International Golf Club

•    Marriott Golf Academy

•    Marriott Vacation Club

•    Marriott Vacation Club International

•    Marriott Vacation Club International (MVCI)

•    Marriott Vacation Club International, Corp.

•    The Pool Patio and Grill

•    Marriott’s Waiohai Beach Resort

Delaware

Marriott Resorts Hospitality Corporation
Entity also does business under the names:

•    Horizon’s by Marriott Vacation Club

•    Marriott Vacation Club

•    Marriott Vacation Club International

•    Marriott Vacation Club International One

•    Marriott Grand’ Chateau

•    Marriott’s Legends Edge at Bay Point

•    Marriott’s Mountainside Resort

•    Marriott’s Oceana Palms

•    Marriott’s Summit Watch Resort

•    Marriott’s Villas at Doral

•    Reflections

•    The Market Place

•    Tidewater’s Sweets and Sundries

South Carolina

Marriott Resorts Sales Company, Inc. Entity also does business under the names: • Marriott Vacation Club International (MVCI)	Delaware

Marriott Resorts Title Company, Inc. Entity also does business under the names: • Marriott Resorts Title, Inc.	Florida

Marriott Resorts, Travel Company, Inc.
Entity also does business under the names:

•    Marriott Vacation Club International

•    Marriott Vacation Club International Two

•    Marriott Vacation Club International (MVCI)

•    MVC Exchange Company

Delaware

Subsidiaries organized in the United States	Jurisdiction of Organization
Marriott Vacation Club Ownership LLC	Delaware

Marriott Vacation Club Ownership II LLC	Delaware

Marriott Vacation Properties of Florida, Inc.	Delaware

Marriott’s Desert Springs Development Corporation	Delaware

MH Kapalua Venture, LLC	Delaware

MORI Golf (Kauai), LLC Entity also does business under the names: • Kauai Lagoons • The Kauai Lagoons Golf and Racquet Club • The Kauai Lagoons Golf Course • The Kiele Golf Course	Delaware

MORI Member (Kauai), LLC	Delaware

MORI Residences, Inc.	Delaware

MORI SPC 2005-1 Corp.	Delaware

MORI SPC 2005-2 Corp.	Delaware

MORI SPC 2006-1 Corp	Delaware

MORI SPC 2006-2 Corp.	Delaware

MORI SPC 2007-1 Corp.	Delaware

MORI SPC Corp.	Delaware

MORI SPC II, Inc.	Delaware

MORI SPC III Corp.	Delaware

MORI SPC Series Corp.	Delaware

MORI SPC V Corp.	Delaware

MORI SPC VI Corp.	Delaware

MORI SPC VII Corp.	Delaware

MTSC, INC.	Delaware

MVCO 2005-1 LLC	Delaware

MVCO 2005-2 LLC	Delaware

MVCO 2006-1 LLC	Delaware

MVCO 2006-2 LLC	Delaware

MVCO 2007-1 LLC	Delaware

MVCO Series LLC	Delaware

MVW International Finance Company LLC	Delaware

MVW of Nevada, Inc. Entity also does business under the names: • Marriott’s Grand Chateau	Nevada

MVW SSC, Inc.	Delaware

MVW US Holdings, Inc.	Delaware

MVW US Services, LLC	Delaware

R.C. Chronicle Building, L.P.	Delaware

RBF, LLC Entity also does business under the names: • RBF-Jupiter, LLC • The Ritz-Carlton Golf Club & Spa, Jupiter	Delaware

RCC (GP) Holdings LLC	Delaware

RCC (LP) Holdings L.P.	Delaware

RCDC 942, L.L.C. Entity also does business under the names: • RCDC 942 Market Street, LLC	Delaware

RCDC Chronicle LLC	Delaware

The Cobalt Travel Company, LLC	Delaware

Subsidiaries organized in the United States	Jurisdiction of Organization
The Lion & Crown Travel Co., LLC Entity also does business under the names: • Waikiki Edition Hotel	Delaware

The Ritz-Carlton Development Company, Inc. Entity also does business under the names: • The Ritz-Carlton Destination Club	Delaware

The Ritz-Carlton Management Company, L.L.C.	Delaware

The Ritz-Carlton Sales Company, Inc.	Delaware

The Ritz-Carlton Title Company, Inc.	Delaware

Subsidiaries organized outside the United States	Jurisdiction of Organization

AP (Macau) Pte Limited	Macau

Aruba Finance Holdings B.V.	Netherlands

Club Resorts No. 1 Australia Ltd.	Australia

Costa Del Sol Development Company N.V. Entity also does business under the names: • Aruba Surf Club Development and Management Company	Aruba

Fortyseven Park Street Limited	United Kingdom

Hat 64	Cayman Islands

Kildare Holding Company (Jersey) Limited	Jersey, Channel Island

Maikhao Land Owning Limited	Thailand

Marriott Ownership Resorts (Bahamas) Limited	Bahamas

Marriott Ownership Resorts (St. Thomas), Inc.	Virgin Islands - US

Marriott Resorts Hospitality (Bahamas) Limited	Bahamas

Marriott Resorts Hospitality of Aruba N.V.	Aruba

Marriott Vacation Club International of Aruba N.V.	Aruba

Marriott Vacation Club International of Japan, Inc.	Japan

Marriott Vacation Club Timesharing GmbH	Austria

MGRC Management Limited	United Kingdom

MVCI AP Macau Marketing Pte, Limited	Macau

MVCI Australia Pty Ltd.	Australia

MVCI Asia Pacific (Hong Kong) Pte. Limited	Hong Kong

MVCI Asia Pacific Finance Pte. Limited	Hong Kong

MVCI Asia Pacific Pte. Ltd.	Singapore

MVCI Curacao N.V.	Curacao

MVCI Egypt B.V.	Netherlands

MVCI Europe Limited	United Kingdom

MVCI Finance C.V.	Aruba

MVCI France SAS	France

MVCI Holidays France SAS	France

MVCI Holidays, S.L.	Spain

MVCI Holdings B.V.	Netherlands

MVCI Ireland Limited	Ireland

MVCI Management, S.L.	Spain

MVCI Playa Andaluza Holidays, S.L.	Spain

MVCI Puerto Rico, Inc. Entity also does business under the names: • Marriott Vacation Club International	Puerto Rico

MVCI Services Limited	Ireland

Subsidiaries organized outside the United States	Jurisdiction of Organization
MVCI St. Kitts Company Limited	Saint Kitts & Nieves

MVCI (Thailand) Limited	Thailand

MVW International Holding Company S.à r.l.	Luxembourg

Promociones Marriott, S.A. de C.V.	Mexico

RC Abaco Holding Company Limited	Virgin Islands - BR

RC Management Company Bahamas Limited	Bahamas

R.M. Mexicana S.A. de C.V.	Mexico

RC St. Thomas, LLC	Virgin Islands - US

Son Antem Holding Company (Jersey) Limited	Jersey, Channel Island

The Abaco Club RC, Ltd.	Bahamas

The Ritz-Carlton Club, St. Thomas, Inc.	Virgin Islands - US

* Marriott Vacations Worldwide Corporation owns less than 100%.

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